                                                                   EXHIBIT 10.20

                                JAMES RICHARD FEW

                                       AND

                             ASPEN INSURANCE LIMITED

                     --------------------------------------

                     AMENDED AND RESTATED SERVICE AGREEMENT

                     --------------------------------------

                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE

                                       i

                     AMENDED AND RESTATED SERVICE AGREEMENT

DATE:    10 March 2005

PARTIES:

(1) JAMES RICHARD FEW of Winslow, 34 Harbour Road, Paget, PG02 Bermuda (the
    "Executive"); and

(2) ASPEN INSURANCE LIMITED incorporated in the Islands of Bermuda whose registered office is at Canon's Court, 2nd Floor, 22 Victoria Street,
    Hamilton HM12, Bermuda (the "Company").

OPERATIVE TERMS:

    1. INTERPRETATION

    1.1 In this Agreement:

    "Affiliate"                       means any entity directly or indirectly
                                      controlling, controlled by, or under
                                      common control withHoldings; or any other
                                      entity designated by the Board of
                                      Directors of Holdings in which Holdings or
                                      an Affiliate has an interest;

    "Board"                           means the Board of Directors of the
                                      Company from time to time;

    "Chief Executive Officer"         means the Chief Executive Officer of
                                      Holdings from time to time;

    "Group"                           means Holdings and its Affiliates (and
                                      "Group Company" means Holdings or any one
                                      of its Affiliates);

    "Holdings"                        means Aspen Insurance Holdings Limited, a
                                      Bermuda limited company; and

    "Manager"                         means Chief Executive Officer or such
                                      other person as the Company may nominate
                                      from time to time as the person to whom
                                      the Executive shall report.

    1.2 In this Agreement references to any statutory provision shall include such provision as from time to time amended, whether before on or (in the case of re-enactment or consolidation only) after the date hereof, and shall be deemed to include provision of earlier legislation (as from time to time amended) which have been re-enacted (with or without modification) or replaced (directly or indirectly) by such

    provision and shall further include all statutory instruments or orders from time to time made pursuant thereto.

    2. AMENDMENT AND RESTATEMENT

    This Agreement shall serve as a complete amendment and restatement of the
    Service Agreement entered into between James Richard Few and Wellington Re
    Services Ltd, dated 21 June 2002 (the "Original Agreement"). Except as otherwise provided herein, all terms of the Original Agreement shall be superceded by the terms of this Agreement and, upon execution of this
    Agreement, the Original Agreement shall be of no further force and effect.

    3. POSITION

    The Company shall employ the Executive as Head of Property Reinsurance and
    Chief Underwriting Officer.

    4. TERM

    4.1 The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, beginning on the date hereof (the "Effective Date") and continuing unless and until terminated in accordance with the provisions contained in this
    Agreement.

    4.2 Notwithstanding the provisions of Clause 4.1, the Executive's employment shall terminate automatically when the Executive reaches the age of 60 years.

    5. DUTIES

    5.1 During his employment hereunder the Executive shall:

        (a) report to the Manager and perform the duties and exercise the powers and functions which from time to time may reasonably be assigned to or vested in him by the Board or the Chief Executive Officer in relation to the Company and any other Group Company to the extent consistent with his job title set out in Clause 3 (without being entitled to any additional remuneration in respect of such duties for any Group
        Company);

        (b) devote the whole of his working time, attention and ability to his duties in relation to the Company and any other Group Company at such place or places as the Board shall determine. The Executive shall work at the Company's premises at Hamilton, Bermuda, or such other place as the Company and the Executive shall mutually agree, provided that the
        Executive shall not be required to reside outside Bermuda or the United
        Kingdom;

        (c) comply with all reasonable requests, instructions and regulations given or made by the Board (or by any one authorised by it) and promptly provide such explanations, information and assistance as to the performance of his duties assigned to him under this Agreement as the
        Board or the Chief Executive Officer may reasonably require;

        (d) faithfully and loyally serve the Company and each other Group
        Company to the best of his ability and use his utmost endeavours to promote its interests in all respects;

        (e) not engage in any activities which would detract from the proper performance of his duties hereunder, nor without the prior written consent of the Board in any capacity including as director, shareholder, principal, consultant, agent, partner or employee of any other company, firm or person (save as the holder for investment of securities which do not exceed three percent (3%) in nominal value of the share capital or stock of any class of any company quoted on a recognised stock exchange)
        engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever; and

        (f) comply (and shall use every reasonable endeavour to procure that his spouse and minor children will comply) with all applicable rules of law, stock exchange regulations, individual registration requirements (at a cost to be borne by the Company) and codes of conduct of the Company and any other Group Company in effect with respect to dealing in shares, debentures or other securities of the Company or other Group Company.

    5.2 Nothing herein shall preclude the Executive from (a) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Chief Executive Officer in each case, which approval shall not be unreasonably withheld, (b) serving on the boards of a reasonable number of trade associations subject to the approval of the Chief
    Executive Officer, which approval shall not unreasonably be withheld, and/or charitable organizations, (c) engaging in any charitable activities and community affairs, and (d) managing his personal investments and affairs, provided that such activities set forth in this Clause 5.2 do not significantly interfere with the performance of his duties and responsibilities to any Group Company.

    6. REMUNERATION AND COMMISSION

    6.1 The Executive shall be paid by way of remuneration for his services during his employment hereunder a salary at the rate (the "Salary Rate") of
    US$400,000 per annum, subject to increase pursuant to Clause 6.3. The
    Company shall pay the Executive's proper and reasonable expenses relating to the maintenance of the Executive's primary residence in Bermuda during the term of his employment. Prior to such payment the Executive shall provide to the Company any substantiation for such expenses requested by the Company. Notwithstanding the foregoing, the maximum amount the
    Company shall pay in respect of housing allowance shall be $180,000.00 per annum

    6.2 The Executive shall be eligible for a cash bonus during his employment hereunder of such amounts (if any) at such times and subject to such conditions as the Compensation Committee of the Board of Directors of
    Holdings (the "Compensation Committee") may in its absolute discretion decide; provided, however, that notwithstanding the preceding language of this Clause 6.2, the Executive shall participate in all management incentive plans made available to the Company's senior executives at a level commensurate with Executive's status and position at the Company.

    6.3 The Company shall review the Salary Rate for increase at least once each year, and any change in the Salary Rate resulting from such review will take effect from 1 April. The Company's review shall take into consideration, among other factors, the base salary paid to individuals performing similar services at comparable companies based in Bermuda, the United Kingdom and the United States, as well as other relevant local or global talent pool comparables, it being expressly understood that while it is intended that the Company shall consider these factors, it shall have no obligation to take any specific action based on such factors.

    6.4 The Executive's salary will be payable by equal monthly instalments;
    each monthly instalment will be in respect of a calendar month and will be paid on or before the last day of such calendar month. Where the employment has begun or ended in a calendar month, salary in respect of that month will be the proportion of a normal month's instalment which the days of employment in that month bear to the total days in the month.

    6.5 The Company may withhold from amounts payable under this Agreement all applicable taxes that are required to be withheld by applicable laws or regulations.

    7. PENSION AND INSURANCE BENEFITS

    7.1 During his employment hereunder, the Executive shall continue to be a member of the UK pension scheme established by the Aspen Insurance UK
    Services (the "Scheme") and the Company shall make contributions into the
    Scheme (or procure that they are made) of such amount as determined by the
    Scheme rules but based on a notional salary of (pound)180,000 per annum. The
    Executive's membership in the Scheme shall be subject to the provisions thereof as may be amended from time to time.

    7.2 During his employment hereunder, the Executive shall be entitled to participate in all employee benefit and perquisite plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time.
    This will include being given corporate club membership of Tucker's Point.

    7.3 During his employment hereunder, the Executive will be eligible for 2
    Business Class return airfares per annum from Bermuda to the UK for himself, spouse and dependent children. The Executive will also be eligible for reimbursement of reasonable

    expenses if he is required to move location to take up employment with a
    Group Company.

    7.4 During his employment hereunder, the Company shall provide the Executive with medical insurance, permanent health insurance, personal accident insurance and life insurance (subject to the relevant insurers' terms and conditions). The Board shall have the right to change the arrangements for the provision of such benefits as it sees fit or, if in the reasonable opinion of the Board, the Company is unable to secure any such insurance under the rules of any applicable scheme or otherwise at reasonable rates to cease to provide any or all of the insurances.

    8. EXPENSES

    The Company shall reimburse to the Executive all traveling, hotel, entertainment and other expenses properly and reasonably incurred by him in the performance of his duties hereunder and properly claimed and vouched for in accordance with the Company's expense reporting procedure in force from time to time.

    9. HOLIDAYS AND HOLIDAY PAY

    9.1 In addition to public holidays in Bermuda, during his employment hereunder, the Executive shall be entitled to 25 working days' paid holiday per holiday year and, if applicable, such additional days as are set out in the Company's standard terms and conditions of employment from time to time, during each holiday year to be taken at such time or times as may be agreed with the Manager. Except as otherwise provided in the Company's holiday policy, the Executive may not carry forward any unused part of his holiday entitlement to a subsequent holiday year and the Executive shall not be entitled to any salary in lieu of untaken holiday.

    9.2 For the holiday year during which the Executive's employment hereunder commences or terminates he shall be entitled to such proportion of his annual holiday entitlement as the period of his employment in each such holiday year bears to one holiday year as set out in the Company's holiday policy. Upon termination of his employment for whatever reason, he shall, if appropriate, be entitled to salary in lieu of any outstanding holiday entitlement.

    10. DISABILITY OR DEATH

    10.1 The Company reserves the right at any time to require the Executive (at the expense of the Company) to be examined by a medical adviser nominated by the Company and the Executive consents to the medical adviser disclosing the results of the examination to the Company and shall provide the Company with such formal consents as may be necessary for this purpose.

    10.2 If the Executive shall be prevented by illness, accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Company Secretary's office and if he is so prevented for seven or more consecutive days he shall if required by the
    Company provide an appropriate doctor's certificate.

    10.3 If the Executive shall be absent from his duties hereunder owing to illness, accident or other incapacity duly certified in accordance with the provisions of clause 10.2 he shall be paid his full remuneration for any period of absence of up to a maximum of 26 weeks in aggregate in any period of 52 consecutive weeks and thereafter, subject to the provisions of clause
    16, to such remuneration (if any) as the Board shall in its absolute discretion allow.

    10.4 If the Executive shall be, on the basis of a medical report supplied to the Company following his having undergone a medical examination pursuant to clause 10.1, in the opinion of the Board unfit ever to return to his duties
    (but in such circumstances

    and prior to any action being taken under this clause, the Executive shall have the right to have a second medical report from a duly qualified doctor or medical adviser selected by the Executive and approved by the Board, which approval shall not be unreasonably withheld) the Company shall be entitled to place the Executive on permanent sick leave without pay or benefits (other than permanent health insurance benefits) with effect from any time on or after the commencement of payments under the permanent health insurance arrangements referred to in clause 7.3.

    10.5 In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to: (a) salary at his Salary Rate up to and including the end of the month in which his death occurs, (b) the annual incentive award, if any, to which the Executive would have been entitled to pursuant to Clause 6.2 for the year in which the Executive's death occurs, multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during the applicable year and the denominator of which is 365, and (c) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, all of which amounts shall be payable in a lump sum in cash within 30 days after his death, except that the pro-rated incentive award shall be payable when such award would have otherwise been payable had the
    Executive not died.

    11. CONFIDENTIAL INFORMATION

    11.1 Except as otherwise provided in this Section, the Executive shall not during his employment hereunder or at any time after his termination for any reason whatsoever disclose to any person whatsoever or otherwise make use of any Confidential Information.

    11.2 As used in this Section, the term "Confidential Information" shall mean any confidential or secret information which he has or may have acquired in the course of his employment relating to the Company or any other Group
    Company or any customers or clients of the Company or any other Group
    Company, including without limiting the generality of the foregoing:

    (a) confidential or secret information relating to the past, current or future business, finances, activities and operations of the Company or any other Group Company;

    (b) confidential or secret information relating to the past, current or future business, finances, activities and operations of any third party to the extent that such information was obtained by the Company or any other Group Company pursuant to a confidentiality agreement;

    but shall not include information that is generally known to, or recognised as standard practice in, the industry in which the Company is engaged unless such information is known or recognised as a result of the Executive's breach of this covenant.

    11.3 The Executive will only use Confidential Information for the benefit of the Company or any other Group Company in the course of his employment and shall at all times exercise all due care and diligence to prevent the unauthorised disclosure or use of Confidential Information.

    11.4 In the event that the Executive becomes compelled by a court or administrative order to disclose any of the Confidential Information other than as permitted pursuant to this Section, he will provide prompt notice to the Company so that the Company may seek a protective order or other appropriate remedy. In the event the Company fails to seek, or seeks and fails to obtain, such a protective order or other protective remedy, the
    Executive will furnish only that portion of the Confidential Information that, in the opinion of his counsel, he is legally required to furnish.

    12. COPYRIGHT AND DESIGNS

    12.1 The Executive hereby assigns to the Company all present and future copyright, design rights and other proprietary rights if any for the full term thereof throughout the world in respect of all works originated by him at any time during the period of his employment by the Company or any other
    Group Company whether during the course of his normal duties or other duties specifically assigned to him (whether or not during normal working hours)
    either alone or in conjunction with any other person and in which copyright or design rights may subsist except only those designs or other works written, originated, conceived or made by him wholly unconnected with his service hereunder.

    12.2 The Executive agrees and undertakes that he will execute such deeds or documents and do all such acts and things as may be necessary or desirable to substantiate the rights of the Company in respect of the matters referred to in this Clause. To secure his obligation under this Agreement the
    Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to execute such deeds or documents and do all such acts and things as may be necessary or desirable to substantiate the rights of the Company in respect of the matters referred to in this Clause.

    12.3 The Executive hereby irrevocably waives all moral rights that he had or may have in any of the works referred to in Clause 12.1, subject to the exception therein.

    13. GRATUITIES AND CODES OF CONDUCT

    13.1 The Executive shall comply with all codes of conduct from time to time adopted by the Board or the Board of Directors of Holdings.

    13.2 The Executive shall not, except in accordance with the Holdings Gift and Hospitality Policy and any other code of conduct adopted by the Board of
    Holdings or with the prior written consent of the Board, directly or indirectly accept any commission, rebate, discount, gratuity or gift, in cash or in kind from any person who has or is likely to have a business relationship with the Company or any other Group Company and shall notify the Company upon acceptance by the Executive of any commission, rebate, discount, gratuity or gift in accordance with the Holdings Gift and
    Hospitality Policy or any such code of conduct from time to time.

    14. RESTRICTIVE COVENANTS

    14.1 For the purpose of this Clause:

    "THE BUSINESS" means the business of the Group or any Group Company at the date of termination of the Executive's employment with which the Executive has been concerned to a material extent at any time in the Relevant Period;

    references to the "GROUP" and "GROUP COMPANIES" shall only be reference to the Group and Group Companies in respect of which the Executive has carried out material duties in the Relevant Period;

    "RELEVANT PERIOD" shall mean the period of 24 months immediately preceding the date of termination of the Executive's employment or, in the event that the Company exercises all or any of its rights under Clause 18.3, the period of 24 months immediately preceding the date on which it exercises such rights;

    "RESTRICTED PERSON" shall mean any person who or which has at any time during the Relevant Period done business with the Company or any other Group
    Company as customer or client or consultant and whom or which the Executive shall have had personal dealings with, contact with or responsibility for
    (each, in a business or commercial capacity) during the Relevant Period;

    "KEY EMPLOYEE" shall mean any person who at the date of termination of the
    Executive's employment is employed or engaged by the Company or any other
    Group Company with whom the Executive has had material contact during the
    Relevant Period and (a) is employed or engaged in the capacity of Manager,
    Underwriter or otherwise in a senior capacity or in any other capacity as may be agreed in writing between the Executive Committee and the Executive from time to time and/or (b) is in the possession of Confidential
    Information and/or (c) is directly managed by or reports to the Executive.

    14.2 The Executive covenants with the Company that he will not in connection with the carrying on of any business in competition with the Business during his employment and, in the event of resignation by the Executive (whether with or without Good Reason) or dismissal of the Executive by the Company
    (whether with or without Cause) for the period of 12 months after the termination of his employment (such period to be reduced by the amount of time during which, if at all, the Company exercises all or any of its rights under Clause 18.3) without the prior written consent of the Board either alone or jointly with or on behalf of any person directly or indirectly:

    14.2.1 canvass, solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided and/or any products sold by the Company or any other Group Company any Restricted
    Person;

    14.2.2 solicit or entice away or endeavour to solicit or entice away from the Company or any other Group Company any Key Employee.

    14.3 The Executive further covenants with the Company that, in the event of resignation by the Executive (whether with or without Good Reason) or the dismissal of the Executive by the Company without Cause he will not, for the period of 12 months after the termination of his employment (such period to be reduced by the amount of time during which, if at all, the Company exercises all or any of its rights under Clause 18.3), be employed, engaged, interested in or concerned with any business or undertaking which is engaged in or carries on business in the United Kingdom, Bermuda or the USA which is or is about to be in competition with the Business;

    14.4 The covenants contained in Clauses 14.2.1, 14.2.2 and 14.3 are intended to be separate and severable and enforceable as such. It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Clause 14 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this
    Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this
    Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

    14.5 The Executive acknowledges and agrees that the Company's remedies at law for a breach of any of the provisions of Clauses 11, 12 or 14 would be inadequate and the Company would suffer irreparable damages as a result of such breach. In recognition of this fact, the Executive agrees that, in the event of such a breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

    15. TERMINATION BY RECONSTRUCTION OR AMALGAMATION; CHANGE IN CONTROL

    15.1 If the employment of the Executive hereunder shall be terminated solely by reason of the liquidation of any Group Company for the purposes of amalgamation or reconstruction or as part of any arrangement for the amalgamation of the undertaking of such Group Company not involving liquidation (in each case, other than a "Change in Control", as defined below) and the Executive shall be offered employment with the amalgamated or reconstructed company on the same terms as the terms of this Agreement, the
    Executive shall have no claim against the Company or any Group Company in respect of the termination of his employment by the Company.

    15.2 If the employment of the Executive hereunder shall be terminated by the
    Company without Cause or by the Executive with Good Reason within the six-month period prior to a Change in Control or within the two-year period after a Change in Control, in addition to the benefits provided in Clause
    19.2, the Executive shall be

                                       10

    entitled to the following benefits: other than share options and other equity-based awards granted prior to the date of this Agreement, which shall vest and be exercisable in accordance with the terms of their grant agreements, all share options and other equity-based awards shall immediately vest and remain exercisable for the remainder of their terms;

    For purposes of this Agreement, "Change in Control" shall have the same meaning as under the Aspen Insurance Holdings 2003 Share Incentive Plan as
    in effect as of the date hereof.

    16. TERMINATION OF EMPLOYMENT by the company FOR CAUSE

    16.1 The Company, without prejudice to any remedy which it may have against the Executive for the breach or non-performance of any of the provisions of this Agreement, may by notice in writing to the Executive forthwith terminate his employment for "Cause". In the event the Company terminates the Executive's employment for Cause, the Executive shall be entitled to salary at his Salary Rate through the date of termination.

    For purposes of this Agreement, "Cause" shall mean circumstances where the
    Executive:

        (a) becomes bankrupt or makes any arrangement or composition with his creditors; or

        (b) is convicted of any criminal offence (other than an offence under road traffic legislation for which a penalty other than imprisonment is imposed); or

        (c) is guilty of any serious misconduct, any conduct tending to bring the Company or any other Group Company or himself into disrepute, or any material breach or non-observance of any of the provisions of this
        Agreement, or conducts himself in a way which is materially prejudicial or calculated to be materially prejudicial to the business of the Group;
        or

        (d) is guilty of any repeated breach or non-observance of any code of conduct or fails or ceases to be registered (where such registration is, in the reasonable opinion of the Board, required for the performance of his duties) by any regulatory body in Bermuda or elsewhere.

    17. TERMINATION OF EMPLOYMENT BY THE COMPANY WITHOUT CAUSE

    17.1 The Company may terminate the employment of the Executive at any time during the employment hereunder without Cause by either (i) giving to the
    Executive 12 months' prior notice in writing; or (ii) terminating the employment of the Executive immediately and paying the Executive in lieu of the notice to which he would have otherwise been entitled under (i) above
    (which payment in lieu shall be deemed to be included within the Severance
    Payment referred to in Clause 19.2).

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    18. TERMINATION OF EMPLOYMENT BY THE EXECUTIVE

    18.1 The Executive shall have the right to terminate his employment at any time for Good Reason by immediate notice if, following submission of the written notice by the Executive to the Company detailing the events alleged to constitute Good Reason in accordance with this Clause, the Company shall have failed to cure such events within the 30 day period following submission of such notice. For purposes of this Agreement, "Good Reason"
    shall mean (i) a reduction in the Executive's annual base salary or annual bonus opportunity, or the failure to pay or provide the same when due, (ii)
    a material diminution in the Executive's duties, authority, responsibilities or title, or the assignment to the Executive of duties or responsibilities which are materially inconsistent with his positions, (iii) the removal of the Executive from the position described in Clause 3, (iv) an adverse change in the Executive's reporting relationship, or (v) the Company's requiring the Executive to be based at any office or location more than fifty (50) miles from the Executive's office as of the date hereof;
    provided, however, that no such event(s) shall constitute "Good Reason"
    unless the Company shall have failed to cure such event(s) within 30 days after receipt by the Company from the Executive of written notice describing in detail such event(s).

    18.2 The Executive shall have the right to terminate his employment at any time without Good Reason upon giving 12 months' prior written notice to the
    Company.

    18.3 If the Executive gives notice to terminate his employment without Good
    Reason under Clause 18.2 or if the Executive seeks to terminate his employment without Good Reason and without the notice required by Clause
    18.2 or the Company gives notice to terminate the Executive's employment under Clause 17.1(i), then provided the Company continues to provide the
    Executive with the salary and contractual benefits in accordance with this
    Agreement, the Company has, at its discretion, the right for the period (the
    "GARDEN LEAVE PERIOD") then outstanding until the date of the termination of the Executive's employment:

        (a) to exclude the Executive from any premises of the Company or any
        Group Company and require the Executive not to attend at any premises of the Company or any Group Company; and/or

        (b) to require the Executive to carry out no duties; and/or

        (c) to require the Executive not to communicate or deal with any employees, agents, consultants, clients or other representatives of the
        Company or any other Group Company; and/or

        (d) to require the Executive to resign with immediate effect from any offices he holds with the Company or any other Group Company (and any related trusteeships); and/or

        (e) to require the Executive to take any holiday which has accrued under clause 9 during the Garden Leave Period.

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    The Executive shall continue to be bound by the duties set out in Clause 5
    (insofar as they are compatible with being placed on garden leave), the restrictions set out in Clause 14.2 and all duties of good faith and fidelity during the Garden Leave Period

    19. OBLIGATIONS UPON TERMINATION OF EMPLOYMENT; CERTAIN OTHER TERMINATIONS

    19.1 Upon the termination of his employment hereunder for whatever reason the Executive shall:

        (a) deliver up to the Company all keys, credit cards, correspondence, documents, specifications, reports, papers and records (including any computer materials such as discs or tapes) and all copies thereof and any other property (whether or not similar to the foregoing or any of them) belonging to the Company or any other Group Company which may be in his possession or under his control, and (unless prevented by the owner thereof) any such property belonging to others which may be in his possession or under his control and which relates in any way to the business or affairs of the Company or any other Group Company or any supplier, agent, distributor or customer of the Company or any other
        Group Company, and he shall not without written consent of the Board retain any copies thereof;

        (b) if so requested send to the Company Secretary a signed statement confirming that he has complied with Clause 19.1(a); and

        (c) not at any time make any untrue or misleading oral or written statement concerning the business and affairs of the Company or any other Group Company or represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company or any other Group Company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements).

    19.2 In the event of a termination of Executive's employment hereunder by the Executive with Good Reason or by the Company without Cause (other than by reason of death), the Executive shall be entitled to (a) salary at his
    Salary Rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the
    Executive's termination occurs, and (y) the average of the annual incentive awards received by the Executive in the prior three years (or, if less the number of prior years in which the Executive was employed by the Company), multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during the applicable year and the denominator of which is 365; (c) subject to Clause 19.3 below, the sum of (x) the
    Executive's highest Salary Rate during the term of this Agreement and (y)
    the average bonus under the Company's annual incentive plan actually earned by the Executive during the three years (or number of complete years employed by the Company, if fewer) immediately prior to the year of termination (the sum of (x) and (y) hereafter referred to as the "Severance
    Payment"), and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to

                                       13

    performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after his termination. In the event that the Company terminates the
    Executive's employment without Cause under the provisions of Clause 17.1(ii)
    the parties acknowledge that the Severance Payment will be inclusive of the
    Executive's rights to be paid in lieu of the 12 months' notice period to which he is entitled under that Clause.

    19.3 In the event that the Executive's employment is terminated by the
    Company without Cause under the provisions of Clause 17.1 (i) and the
    Company exercises all or any of its rights under Clause 18.3 during the 12 months' notice period, the Severance Payment shall be reduced by a sum equal to the total salary and bonus payments received by the Executive during the
    Garden Leave Period.

    19.4 Notwithstanding any other provision contained in this Agreement, in the event that the Executive breaches any material provision of the Shareholder
    Agreement between Executive and the Company, if such breach has a material adverse effect on the Group and, if capable of remedy, is not remedied by the Executive within 21 days of the Executive's receipt of a notice from the
    Company requiring remedy to be made, the Company shall have the right to terminate the employment of the Executive; provided that, notwithstanding any other provision of this Agreement, upon such a termination, the
    Executive shall be entitled to receive only salary at the Salary Rate up to and including the date of termination. For the purposes of Clause 14 such termination shall be deemed to be a termination for Cause.

    19.5 Upon any termination of employment, the Executive shall be entitled to
    (a) any expense reimbursement due to him and (b) other benefits (if any) in accordance with the applicable plans and programs of the Company.

    19.6 In the event of any termination of employment under this Agreement, the
    Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

    20. EFFECT OF TERMINATION OF THIS AGREEMENT

    20.1 The expiry or termination of this Agreement however arising shall not operate to affect any of the provisions hereof which are expressed to operate or have effect thereafter and shall not prejudice the exercise of any right or remedy of either party accrued beforehand.

    21. GENERAL RELEASE

    Notwithstanding any provision herein to the contrary, prior to payment of any amount pursuant to Clauses 15.2 and 19.2, the Executive shall execute a valid general release, in the form attached hereto (except to the extent that the Company considers that a change in law or any current practice existing at the date of termination requires a modification to such release), pursuant to which the Executive shall release the Group and its shareholders, directors, officers, employees and agents, to the maximum extent permitted

                                       14

    by law, from any and all claims the Executive may have against the Group that relate to or arise out of the Executive's employment or termination of employment, except such claims arising under this Agreement.

    22. OTHER TERMS AND CONDITIONS

    22.1 Pursuant to the Original Agreement, the following particulars are given in compliance with the requirements of section 1 of the Employment Rights
    Act 1996:

        (a) The Executive's hours of work shall be the normal hours of work of the Company which are from 9.00 am to 6.00 pm together with such additional hours as may be necessary without additional remuneration for the proper discharge of his duties hereunder to the satisfaction of the
        Board.

        (b) If the Executive is dissatisfied with any disciplinary decision or if he has any grievance relating to his employment hereunder he should refer such disciplinary decision or grievance to the Board and the reference will be dealt with by discussion at and decision of a duly convened meeting of the Board.

    23. NOTICES

    Any notice to be given hereunder shall be in writing. Notice to the
    Executive shall be sufficiently served by being delivered personally to him or be being sent by first class post addressed to him at his usual or last known place of residence, Notice to the Company shall be sufficiently served by being delivered to the Company Secretary or by being sent by first class post to the registered office of the Company. Any notice if so posted shall be deemed served upon the third day following that on which it was posted.

    24. PREVIOUS AND OTHER AGREEMENTS

    This Agreement shall take effect in substitution for all previous agreements and arrangements (whether written, oral or implied) between the Company and the Executive (including, without limitation, the Original Agreement)
    relating to his employment which shall be deemed to have been terminated by mutual consent with effect from the commencement of this Agreement.

    25. ENTIRE AGREEMENT/AMENDMENT

    This Agreement contains the entire understanding of the parties with respect to the employment of the Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                                       15

    26. ASSIGNMENT

    This Agreement, and all of the Executive's rights and duties hereunder, shall not be assignable or delegable by the Executive. Any purported assignment or delegation by the Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity that is the successor in interest to substantially all of the business operations of the Company.
    Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor person or entity.
    Failure by such successor of the Company to expressly assume this Agreement shall constitute an event of "Good Reason", entitling Executive to the
    Benefits set forth in Clause 15 or 19, as applicable.

    27. SEVERABILITY

    In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

    28. SUCCESSORS/BINDING AGREEMENT

    This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto.

    29. CO-OPERATION

    During employment by the Company and thereafter, the Executive shall provide his reasonable co-operation in connection with any action or proceeding (or any appeal from any action or proceeding) that relates to events occurring during the Executive's employment; provided, however, that after the
    Executive's employment by the Company has ended, (i) any request for such co-operation shall accommodate the demands of the Executive's then existing schedule and (ii) if any such request will involve more than a de minimis amount of the Executive's time, the Executive shall be entitled to reasonable compensation therefor.

    30. GOVERNING LAW

    Bermuda law shall apply to this Agreement.

    31. COUNTERPARTS

    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       16

         IN WITNESS whereof this Agreement has been duly executed and delivered as a deed the day and year first before written.

SIGNED as a Deed      )
and DELIVERED by      )
JAMES RICHARD FEW     )
in the presence of:   )

Witness Signature:

Witness Name:

Witness Address:

Witness Occupation:

                                       ----------------------------------

                                       ASPEN INSURANCE LIMITED

                                       By:
                                           -------------------------------
                                           Name:
                                           Title:

                                       17

                       DATED
                             ----------------------------

                           ASPEN INSURANCE LIMITED (1)

                                       AND

                              JAMES RICHARD FEW (2)

                    ------------------------------------------

                               SEVERANCE AGREEMENT

                    ------------------------------------------

                         LEBOEUF, LAMB, GREENE & MACRAE
                                 1 MINSTER COURT
                                  MINCING LANE
                                 LONDON EC3R 7YL

                            TEL: +44 (0)20 7459 5000
                            FAX: +44 (0)20 7459 5099
                                  www.llgm.com
                                  ------------

                                       18

THIS AGREEMENT is made as of the 10th day of March 2005

BETWEEN:

(1) ASPEN INSURANCE LIMITED, incorporated in the Islands of Bermuda whose registered office is at Canon's Court, 2nd Floor, 22 Victoria Street,
    Hamilton HM12, Bermuda (the "Company"); and

(2) JAMES RICHARD FEW of [address] (hereinafter referred to as the "EXECUTIVE").

1.  INTERPRETATION

    (i) In this Agreement:
    "Affiliate"                   means any entity directly or indirectly
                                  controlling, controlled by, or under
                                  common control with the Company; or any
                                  other entity designated by the Board in
                                  which the Company or an Affiliate has an
                                  interest.

    "Board"                       means the Board of Directors of the
                                  Company from time to time;

    "Group"                       means the Company and its Affiliates (and
                                  "Group Company" means the Company or any
                                  one of its Affiliates).; and

    "Service                      Agreement" shall mean the service
                                  agreement entered into between the
                                  Executive and the Company dated [ ], as
                                  subsequently amended.

2. TERMINATION DATE

   The Executive's employment with the Company [will end][ended] on [date] (the
   "TERMINATION DATE").

3. PAYMENT OF SALARY ETC

   The Company will continue to provide the Executive with his salary and all other contractual benefits up to the Termination Date in the normal way.
   Within 14 days of the Termination Date the Company will also pay the
   Executive in respect of his accrued but untaken holiday (less such deductions for income tax and national insurance as are required by law).

                                       19

4. TERMINATION SUMS

   Subject to the Executive agreeing to all of the conditions set out below, the
   Company will pay the Executive the following sums:

   (i)   $[appropriate figure to be inserted] in respect of the Executive's entitlement to an annual incentive award for the year in which the termination of the Executive's employment with the Company occurs, as calculated in accordance with Clause 19.2 (b) of the Service Agreement;

   (ii)  the sum of $[appropriate figure to be inserted] in respect of the
         Executive's entitlement to a Severance Payment, as calculated and defined in accordance with Clauses 19.2(c) and 19.3 of the Service
         Agreement; and

   (iii) the sum of $[appropriate figure to be inserted] in respect of the
         Executive's entitlement to the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed as at the Termination Date but not yet paid, as calculated in accordance with Clause 19.2(d) of the
         Service Agreement.

   The sums set out in (i) to (iii) above will be subject to such deductions for income tax and national insurance as are required by law and will be paid to the Executive within [14] days of the date of signature by his of this Agreement. Payment will be made by transfer to the Executive's bank account.

5. SHARE OPTIONS

   [The Company confirms that the extent to which share options held by the
   Executive as at the Termination Date shall be exercisable following the
   Termination Date will be determined solely in accordance with terms of the agreements under which such share options were granted.] or [Other than in relation to share options granted to the Executive prior to the date of the
   Service Agreement, the Company confirms that all share options granted to the
   Executive have vested and will remain exercisable for the remainder of their terms.]

6. WAIVER OF CLAIMS

   The Executive accepts the terms set out in this Agreement in full and final settlement of all and any claims that he has or may have against the Company, the Board or any other Group Company or any of its or their current or former shareholders, directors, officers, employees or agents, whether contractual
   (whether known or unknown, existing now or in the future), statutory or otherwise, arising out of or in connection with his employment with the
   Company or the termination of his employment. The Executive also agrees to waive irrevocably and release the Company, the Board and all Group Companies
   (and all of its or their current or former shareholders, directors, officers, employees or agents) from and against any claims whether contractual (whether known or unknown, existing now or in the future), statutory or otherwise, arising out of or in connection with his employment with the Company or the termination of his employment. This waiver shall

                                       20

    not apply in relation to any claim relating to his pension rights that have accrued up to the Termination Date.

7.  CONFIRMATION OF NO BREACHES

    The Executive confirms and warrants to the Company that he has not at any time during his employment committed a fundamental breach of the terms of the
    Service Agreement.

8.  SATISFACTION OF STATUTORY CONDITIONS

    The Executive is aware of his rights under the Employment Act 2000 and the
    Human Rights Amendment Act 1987 and has informed the Company of any and all claims that he might seek to bring arising from his employment or termination of employment. This agreement relates to his claims under the Employment Act
    2000 and the Human Rights Amendment Act 1987.

9.  POST-TERMINATION RESTRAINTS

    The Executive acknowledges that the provisions of Clause 11 (Confidentiality)
    and Clause 14 (Restrictive Covenants) of the Service Agreement will (to the extent that they are applicable in the circumstances of the termination of the Executive's employment with the Company) remain in full force and effect notwithstanding the termination of his employment.

10. RETURN OF COMPANY PROPERTY

    Before any payment under Clause 4 above is made, the Executive will, in accordance with Clause 19.1(b) of the Service Agreement, deliver up to the
    Company all vehicles, keys, credit cards, correspondence, documents, specifications, reports, papers and records (including any computer materials such as discs or tapes) and all copies thereof and any other property
    (whether or not similar to the foregoing or any of them) belonging to the
    Company or any other Group Company which may be in his possession or under his control, and (unless prevented by the owner thereof) any such property belonging to others which may be in his possession or under his control and which relates in any way to the business or affairs of the Company or any other Group Company or any supplier, agent, distributor or customer of the
    Company or any other Group Company, and he confirms that he has not retained any copies thereof.

11. CONFIDENTIALITY

    Save by reason of any legal obligation or to enforce the terms of this letter, the Executive will not:

                                       21

    (a) disclose the existence or terms of this Agreement to anyone (other than to the Executive's professional advisers, the Inland Revenue or any other competent authority or the Executive's spouse);

    (b) directly or indirectly disseminate, publish or otherwise disclose (or allow to be disseminated, published or otherwise disclosed) by any means
        (whether oral, written or otherwise) or medium (including without limitation electronic, paper, radio or television) any information directly or indirectly relating to the termination of the Executive's employment; or

    (c) make any derogatory or disparaging comments about the Company, any Group
        Company or any of its or their shareholders, directors, officers, employees or agents.

12. NO ADMISSION OF LIABILITY

    This  agreement is made without any  admission on the part of the Company or any Group  Company  that it has or they have in any way  breached any law or regulation or that the  Executive has any claims  against the Company or any
    Group Company.

13. TAX INDEMNITY

    The Executive hereby agrees to be responsible for the payment of any tax and
    employee's  national  insurance   contributions  imposed  by  any  competent
    taxation  authority in respect of any of the payments and benefits  provided under this Agreement  (other than for the avoidance of doubt, any tax and/or employee's  national  insurance  contributions  deducted  or withheld by the
    Company in paying the sums to the Executive).  The Executive  further agrees to indemnify the Company and all Group  Companies and keep them  indemnified on an  ongoing  basis  against  any  claim  or  demand  which is made by any competent  taxation  authority  against the Company or any Group  Company in respect of any  liability  of the Company or any Group  Company to deduct an amount of tax or an  amount in  respect  of tax or any  employee's  national insurance  contributions  from the payments made and benefits provided under this Agreement,  including any related interest or penalties  imposed by any competent taxation authority.

14. ENTIRE AGREEMENT

    This letter sets out the entire  agreement  between  the  Executive  and the
    Company and, save as set out in Clauses 5 and 9 above,  supersedes all prior arrangements, proposals,  representations,  statements and/or understandings between the Executive, the Company and any Group Company.

15. APPLICABLE LAW

    This agreement is subject to Bermuda law and the exclusive  jurisdiction  of the Bermuda courts.

                                       22

--------------------------------------------
James Richard Few

--------------------------------------------
dated

--------------------------------------------
For and on behalf of Aspen Insurance Limited

--------------------------------------------
dated

                                       23